Exhibit 1.1

EXECUTION VERSION

THERMO FISHER SCIENTIFIC INC.

€1,000,000,000

0.750% Senior Notes due 2024

€600,000,000

1.375% Senior Notes due 2028

UNDERWRITING AGREEMENT

September 7, 2016

J.P. Morgan Securities plc

Barclays Bank PLC

Mizuho International plc

Morgan Stanley & Co. International plc

BNP Paribas

Credit Suisse Securities (Europe) Limited

HSBC Bank plc

Merrill Lynch International

MUFG Securities EMEA plc

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

ING Bank N.V., Belgian Branch

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Scotiabank Europe plc

SMBC Nikko Capital Markets Limited

U.S. Bancorp Investments, Inc.

Wells Fargo Securities International Limited

Underwriting Agreement

J.P. MORGAN SECURITIES PLC

BARCLAYS BANK PLC

MIZUHO INTERNATIONAL PLC

MORGAN STANLEY & CO. INTERNATIONAL PLC

As Lead Managers of the several Underwriters named in Schedule A hereto

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

c/o Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

c/o Mizuho International plc

Mizuho House

30 Old Bailey

London, EC4M 7AU

United Kingdom

c/o Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

Introductory. Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of €1,000,000,000 aggregate principal amount of the Company’s 0.750% Senior Notes due 2024 (the “2024 Notes”), and €600,000,000 aggregate principal amount of the Company’s 1.375% Senior Notes due 2028 (the “2028 Notes” and, together with the 2024 Notes, the “Notes”). J.P. Morgan Securities plc, Barclays Bank PLC, Mizuho International plc and Morgan Stanley & Co. International plc have agreed to act as lead managers of the several Underwriters (in such capacity, the “Lead Managers”) in connection with the offering and sale of the Notes.

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The 2024 Notes and the 2028 Notes will be issued as separate series of senior debt securities pursuant to an indenture, dated as of November 20, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a thirteenth supplemental indenture (the “Supplemental Indenture”), to be dated as of September 12, 2016, between the Company and the Trustee, to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form and registered in the name of a common depositary or its nominee on behalf of Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”).

As more fully described in the Disclosure Package (as defined below), the Company entered into an Agreement and Plan of Merger, dated May 26, 2016 (the “Merger Agreement”), among the Company, FEI Company, an Oregon corporation (“FEI Company”) and Polpis Merger Sub Co., an Oregon corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), through which Merger Sub will merge with and into FEI Company whereupon FEI Company shall continue as the surviving corporation and a wholly-owned subsidiary of the Company (the “Acquisition”). The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-209867), as amended by post-effective amendment no. 1 thereto, which contains a base prospectus, dated August 1, 2016 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, the documents incorporated by reference therein and any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 1:25 p.m. (New York City time) on September 7, 2016 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the

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Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the several Underwriters as follows:

Section 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each of the Underwriters as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with any Underwriter Information (as defined in Section 8(b)).

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, dated September 7, 2016, filed with the Commission on September 7, 2016, (ii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I(a) hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company Is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

e) Company Is Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Lead Managers as described in the next sentence, did not, does not and will not include any information that

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conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Lead Managers and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Lead Managers and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Lead Managers and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication and each such Issuer Free Writing Prospectus, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from each such Company Additional Written Communication and each such Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j) The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. To the knowledge of the Company, no party is in breach of its representations, warranties, or covenants contained in the Merger Agreement, except as such breach would not have a material adverse effect on the completion of the Acquisition.

k) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act; the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the

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Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Supplemental Indenture has been duly authorized by the Company and when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

l) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will be in the form contemplated by the Indenture and will have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

m) Description of the Notes and the Indenture. The Notes and the Indenture conform or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Change (as defined below); and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); and (iii) there has been no development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the Acquisition.

o) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2013, 2014 and 2015 incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Exchange Act and are an independent public accounting firm registered with the Public Company Accounting Oversight Board.

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p) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as described in the related notes thereto. The other historical financial information included in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly the information shown thereby.

q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Merger Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in or contemplated by the Disclosure Package and the Prospectus). The Company does not have any material subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2015 which would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement.

r) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s Quarterly Report on Form 10-Q filed on August 5, 2016, which is incorporated by reference into the Disclosure Package and the Prospectus (other than, with respect to issued and outstanding capital stock, share repurchases by the Company and subsequent issuances of capital stock, if any, pursuant to equity incentive plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or other equity awards or conversion of convertible debentures described in the Disclosure Package and the Prospectus, as the case may be, and except for other immaterial variances).

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s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or similar organizational documents, (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) and (iii) the Company nor any of its subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Merger Agreement and consummation of the Acquisition and the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation, charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and would not prevent the Company from performing its obligations under this Agreement and the Merger Agreement and from consummating the Acquisition and the transactions contemplated hereby. Except as disclosed in the Disclosure Package and Prospectus in relation to the Merger Agreement and the Acquisition, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and the Merger Agreement or the consummation of the Acquisition and the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as may be required by the securities laws of foreign jurisdictions or have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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t) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, in each case, where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

u) Labor Matters. No labor disturbance by or imminent dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except any such disturbances or disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

v) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, (i) the Company and its subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus, except any such failures to own or possess the right to use such Intellectual Property Rights that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) the conduct of their respective businesses does not conflict in any material respect with any Intellectual Property Rights of others, except any such conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Company and its subsidiaries have not received any actual notice of any claim of infringement of or conflict with the asserted Intellectual Property Rights of others, except any such claims that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

w) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

x) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are

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material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

y) Tax Law Compliance. The Company and its subsidiaries have filed all tax returns material to the Company and its subsidiaries, taken as a whole, required to be filed through the date hereof and paid all taxes shown as due thereon, except for taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; and, except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency material to the Company and its subsidiaries, taken as a whole, that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

z) Company Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

aa) Funding of Acquisition. The Company is not aware of any fact that will prevent the Company and its subsidiaries from having funds in amounts sufficient, together with the net proceeds from the offering and sale of the Notes and available cash, to consummate the Acquisition.

bb) Insurance. The Company and its subsidiaries, taken as a whole, carry, or are entitled to the benefits of, insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Company and its subsidiaries.

cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes.

dd) No Unlawful Contributions or Other Payments. (i) Each of the Company and its subsidiaries and, to the knowledge of the Company, all directors, officers, agents, employees or other persons associated with or acting on behalf of the Company or any of its subsidiaries, comply and have complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), including without limitation, by not making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, to any foreign

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or domestic government official or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UK Bribery Act.

ee) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

ff) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any equivalent sanctions or measures imposed by the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, the “Sanctions”), nor, to the Company’s knowledge after due inquiry, is the Company nor any of its subsidiaries operating in a country or territory that is the subject of Sanctions where such operations are in violation of such Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, who, to the Company’s knowledge after due inquiry, is currently subject to any U.S. sanctions administered by OFAC. The Company and its subsidiaries have instituted and maintain policies and procedures that are designed and administered to provide reasonable assurance that the Company and its subsidiaries are in compliance with rules, regulations and procedures promulgated by OFAC and U.S. sanctions administered by OFAC.

gg) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received actual notice of, and are not aware of any reasonable basis for, any actual or potential liability or obligations concerning the presence, investigation, remediation, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

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hh) Sarbanes-Oxley Compliance. There is, and has been, no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

ii) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

jj) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

kk) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by an officer of the Company and delivered to the Lead Managers or to counsel for the Underwriters in connection with the consummation of the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 98.747% of the principal amount of the 2024 Notes, and 99.273% of the principal amount of the 2028 Notes, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the New York offices of

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O’Melveny & Myers LLP, counsel for the Underwriters (or such other place as may be agreed to by the Company and the Lead Managers) at 9:00 a.m., London time, on September 12, 2016, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Lead Managers hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Lead Managers, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Lead Managers have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Lead Managers may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Lead Managers by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Lead Managers for the accounts of the several Underwriters certificates for the Notes on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Lead Managers shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City or London, as the Lead Managers may designate. Delivery of the Notes shall be made through a common depositary using the facilities of Euroclear and Clearstream unless the Lead Managers shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. As used herein, the term “business day” shall mean any day, other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York or London, England are authorized by law or executive order to close or (iii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is not operating credit or transfer instructions in respect of payments in euro.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Lead Managers, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment

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to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Lead Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Lead Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Managers or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statement. The Company has furnished or will deliver, upon request, to the Lead Managers and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement, as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Lead Managers of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Lead Managers and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Lead Managers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Lead Managers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

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i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Lead Managers (which consent may be withheld at the sole discretion of the Lead Managers), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k) Final Term Sheets. The Company will prepare final term sheets containing only a description of the Notes, in the forms approved by the Underwriters and attached as Exhibit B-1 and Exhibit B-2 hereto, and will file such term sheets pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheets”). The Final Term Sheets are each an Issuer Free Writing Prospectus for purposes of this Agreement.

l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Lead Managers, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Lead Managers shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Lead Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheets of the Company contemplated in Section 3(k).

m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Lead Managers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Lead Managers, (iii) use its

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reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Lead Managers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) of the Securities Act notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Notes.

p) Listing. An application will be made to list the Notes by or on behalf of the Company on the New York Stock Exchange (“NYSE”) and for the Notes to be listed for trading on the NYSE upon issuance of the Notes or as promptly as practicable after the date thereafter and, upon such listing, will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the Notes are outstanding.

q) Stabilization. In connection with the issuance of the Notes, the Company hereby authorizes J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) to (i) over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail and (ii) make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by any applicable law or regulation.

In connection with the issue of the Notes, the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issue of the Notes and 60 calendar days after the date of the allotment of the Notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue it at any time.

The Lead Managers, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

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Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement, the Indenture and the listing of the Notes on the NYSE, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if reasonably requested by the Lead Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee and the paying agent for the Notes, including the reasonable fees and disbursements of counsel for the Trustee and the paying agent for the Notes in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by Euroclear and Clearstream for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Notes set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all Underwriters) of the Notes (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in the International Capital Market Association Primary Market Handbook) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

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Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

b) Accountants’ Comfort Letter. On the date hereof, the Lead Managers shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Managers with respect to the audited and unaudited financial statements, if any, and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Lead Managers shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to clause (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date (i) in the judgment of the Lead Managers there shall not have occurred any Material Adverse Change and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in clause (c) of this Section 5 which is, in the sole judgment of the Lead Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Prospectus.

e) No Ratings Agency Change. As of the Closing Date, (i) the ratings and outlook accorded the Notes by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings, Inc. (“Fitch”) shall not be lower than Baa3 (with a positive outlook) by Moody’s, BBB (with a stable outlook) by S&P and BBB (with a stable outlook) by Fitch and (ii) none of Moody’s, S&P or Fitch shall have given notice of or publicly announced (A) any intended or potential downgrading of any such rating or outlook or (B) any review for a possible change in any such rating or outlook that does not indicate the direction of the possible change.

f) Opinion of Counsel for the Company. On the Closing Date, the Lead Managers shall have received the favorable opinion, dated as of such Closing Date, of (1) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, the form of which is attached as Exhibit A-1 hereto and (2) Seth H. Hoogasian, Senior Vice President, General Counsel and Secretary of the Company, the form of which is attached as Exhibit A-2 hereto.

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g) Opinion of Counsel for the Underwriters. On the Closing Date, the Lead Managers shall have received the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

h) Officers’ Certificate. On the Closing Date, the Lead Managers shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) to their knowledge, after due inquiry, the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

i) [Reserved]

j) Additional Documents. On or before the Closing Date, the Lead Managers and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

k) Listing. On or before the Closing Date, an application for the listing of the Notes shall have been submitted with the NYSE.

l) Clearance and Settlement. On or before the Closing Date, the Notes will be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Managers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 13, 17, 18, 21 and 22 shall at all times be effective and shall survive such termination.

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Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Lead Managers pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the Lead Managers and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Lead Managers and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent, affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Lead Managers) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any

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Underwriter through the Lead Managers expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Lead Managers consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in each Company Additional Written Communication, each Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Lead Managers expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the sixth, tenth and eleventh paragraphs under “Underwriting” in the Preliminary Prospectus and in the Prospectus (the “Underwriter Information”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action under clauses (a) or (b) of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an

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indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been expressly authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Lead Managers and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement,

24

compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, agent and affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Managers with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date, and arrangements satisfactory to the Lead Managers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 13, 17, 18, 21 and 22 shall at all times be effective and shall survive such termination. In any such case, either the Lead Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Lead Managers by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have

26

been declared by any of federal or New York or European authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States or members of the European Union, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Lead Managers is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Lead Managers there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Euroclear or Clearstream systems in Europe. Any termination pursuant to this Section 11 shall be without liability of any party to any other party, except as provided in Sections 4 and 6 hereof, and provided that Sections 4, 6, 8, 9, 13, 17, 18, 21 and 22 shall survive such termination and remain in full force and effect.

Section 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

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Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Lead Managers:

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Facsimile: +44 20 3493 0682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group,

and

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Facsimile: +44 20 7516 7548

Attention: Debt Syndicate

and

c/o Mizuho International plc

Mizuho House

30 Old Bailey

London, EC4M 7AU

United Kingdom

Facsimile: +44 207 651 2563

Attention: Lawrence Bucknell

and

Morgan Stanley & Co. International plc

25 Cabot Square

28

Canary Wharf

London E14 5JP

United Kingdom

Facsimile: +44 207 056 4984

Attention: Head of Transaction Management Group, Global Capital Markets

with a copy to:

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326 - 2061

Attention: Michael J. Schiavone

If to the Company:

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Facsimile: (781) 622 - 1283

Attention: Seth H. Hoogasian

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Facsimile: (617) 526 - 6000

Attention: Hal J. Leibowitz

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 18. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 20. Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below: For purposes of the Agreement Among Managers, “Managers” means the Underwriters and the Underwriters shall be joint “Lead Managers”, “Settlement Lead Manager” and “Stabilising Manager” mean J.P. Morgan Securities plc, and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Underwriting Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Section 21. Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified

30

person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 22. Contractual Recognition of Bail-In.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties thereto, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-In Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

a) the effect of the exercise of Bail-In Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-In Powers by the Relevant Resolution Authority.

As used in this Section 22:

(i) “Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-In Legislation Schedule from time to time.

(ii) “Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-In Legislation Schedule, in relation to the relevant Bail-In Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

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(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-In Legislation may be exercised.

(v) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-In Powers.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasin
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES PLC

By:	/s/ Selma Adhikary
	Name:	Selma Adhikary
	Title:	Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BARCLAYS BANK PLC

By:	/s/ Sean White
	Name:	Sean White
	Title:	Authorised Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
	Name:	Guy Reid
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Delphine Mourot
	Name:	Delphine Mourot
	Title:	Executive Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
	Name:	Hugh Pryse-Davies
	Title:	Authorised Signatory

By:	/s/ Benedict Foster
	Name:	Benedict Foster
	Title:	Authorised Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Richard Johnson
	Name:	Richard Johnson
	Title:	Director

By:	/s/ Chris Murphy
	Name:	Chris Murphy
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

HSBC BANK PLC

By:	/s/ Stuart King
	Name:	Stuart King
	Title:	Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Julien Roman
	Name:	Julien Roman
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
	Name:	Trevor Kemp
	Title:	Authorised Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tim Odell
	Name:	Tim Odell
	Title:	Delegated Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ R. Scott Flieger
	Name:	R. Scott Flieger
	Title:	Managing Director

By:	/s/ Adam Raucher
	Name:	Adam Raucher
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

ING BANK N.V., BELGIAN BRANCH

By:	/s/ Patrick Wuytens
	Name:	Patrick Wuytens
	Title:	Managing Director

By:	/s/ Kris Devos
	Name:	Kris Devos
	Title:	Global Head of Debt Syndicate Debt Capital Markets

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eric Peiffer
	Name:	Eric Peiffer
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

LOOP CAPITAL MARKETS LLC

By:	/s/ Paul Bonaguro
	Name:	Paul Bonaguro
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
	Name:	James Walter
	Title:	Director

By:	/s/ Cesare Roselli
	Name:	Cesare Roselli
	Title:	Managing Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Steve Apted
	Name:	Steve Apted
	Title:	Authorised Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Anthony Fiore
	Name:	Anthony Fiore
	Title:	Director

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Julian Daley
	Name:	Julian Daley
	Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE A

	Aggregate Principal Amount of 2024 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased
J.P. Morgan Securities plc	€200,000,000	€120,000,000
Barclays Bank PLC	82,600,000	49,560,000
Merrill Lynch International	82,600,000	49,560,000
Mizuho International plc	73,900,000	44,340,000
Morgan Stanley & Co. International plc	62,500,000	37,500,000
HSBC Bank plc	62,500,000	37,500,000
BNP Paribas	52,500,000	31,500,000
Citigroup Global Markets Limited	52,500,000	31,500,000
Credit Suisse Securities (Europe) Limited	52,500,000	31,500,000
Deutsche Bank AG, London Branch	52,500,000	31,500,000
MUFG Securities EMEA plc	52,500,000	31,500,000
SMBC Nikko Capital Markets Limited	52,500,000	31,500,000
U.S. Bancorp Investments, Inc.	52,500,000	31,500,000
BNY Mellon Capital Markets, LLC	11,400,000	6,840,000
ING Bank N.V., Belgian Branch	11,400,000	6,840,000
KeyBanc Capital Markets Inc.	11,400,000	6,840,000
Loop Capital Markets LLC	11,400,000	6,840,000
Scotiabank Europe plc	11,400,000	6,840,000
Wells Fargo Securities International Limited	11,400,000	6,840,000

Total	€1,000,000,000	€600,000,000

Schedule A

ANNEX I

Issuer Free Writing Prospectuses

(a) Disclosure Package

Final Term Sheets dated September 7, 2016.

(b) Other

None.

Annex-1

ANNEX II

Company Additional Written Communication

Electronic (Netroadshow) road show of the Company relating to the offering of the Notes dated September 7, 2016

Annex-2

EXHIBIT A-1

Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

EXHIBIT A-2

Form of Opinion of Issuer’s General Counsel

EXHIBIT B-1

Thermo Fisher Scientific Inc.

Form of Term Sheet

September 7, 2016

0.750% Senior Notes due 2024

Issuer:	Thermo Fisher Scientific Inc.

Legal Format:	SEC Registered

Security:	0.750% Notes due 2024

Principal Amount:	€1,000,000,000

Maturity Date:	September 12, 2024

Coupon (Interest Rate):	0.750% per annum, paid annually

Mid-Swaps Yield:	0.064%

Spread to Mid-Swap:	+80 basis points

Yield to Maturity:	0.864%

Benchmark Bund:	DBR 1.0% due 15-Aug 2024

Benchmark Bund Yield/Price:	-0.373% / 111.07%

Spread to Benchmark Bund:	+123.7 basis points

Interest Payment Dates:	September 12 of each year, commencing on September 12, 2017

Day Count Convention:	Actual/Actual (ICMA)

Business Days:	New York, London, TARGET2

Payment Business Day Convention:	Following, unadjusted

Redemption Provision:	Prior to June 12, 2024 (three months prior to their maturity), the issuer will have the option to redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the notes being redeemed, that would be due if such notes matured on June 12, 2024 (three months prior to their maturity) but for the redemption (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate plus 20 basis points, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, on and after June 12, 2024 (three months prior to their maturity), the issuer will have the option to redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Issue Price:	99.122%

Underwriting Discount:	0.375%

Net Proceeds, Before Expenses, to Issuer:	€987,470,000

Settlement Date:	September 12, 2016 (T+3)

Trade Date:	September 7, 2016

Current Ratings*:

Currency of Payment:	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to the issuer due to the imposition of exchange controls or other circumstances beyond the issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the issuer or so used.

Payment of Additional Amounts:	The issuer will, subject to certain exceptions and limitations, pay to the beneficial owners of the notes who are Non-U.S. Persons, additional amounts as may be necessary so that every net payment of the principal of, and premium, if any, and interest on, such holder’s note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such holder’s note to be then due and payable.

Redemption for Tax Reasons:	The issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax laws of the United States (or any political subdivision or taxing authority thereof or therein) which would create a material probability that the issuer would be obligated to pay additional amounts as described above. This redemption would be made on at least 15 days’ but not more than 60 days’ notice and at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Purchase of Notes Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the issuer will, in certain circumstances, be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Denominations:	€100,000 x €1,000

ISIN/Common Code:	XS1405775708 / 140577570

Listing:	The issuer intends to apply to list the notes on the New York Stock Exchange. Upon such listing, the issuer will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

Joint Book-Running Managers:

J.P. Morgan Securities plc

Barclays Bank PLC

Mizuho International plc

Morgan Stanley & Co. International plc

BNP Paribas

Credit Suisse Securities (Europe) Limited

HSBC Bank plc

Merrill Lynch International

MUFG Securities EMEA plc

Co-Managers:

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

ING Bank N.V., Belgian Branch

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Scotiabank Europe plc

SMBC Nikko Capital Markets Limited

U.S. Bancorp Investments, Inc.

Wells Fargo Securities International Limited

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.

The offering is being made pursuant to an effective registration statement on Form S-3 (including a prospectus) filed with the U.S. Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the joint book-running managers can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities plc at +44 207-134-2468; or by calling Barclays Bank PLC at 1-888-603-5847; or by calling Mizuho International plc at +44 207-090-6929; or by calling Morgan Stanley & Co. International plc at 1-866-718-1649.

EXHIBIT B-2

Thermo Fisher Scientific Inc.

Form of Term Sheet

September 7, 2016

1.375% Senior Notes due 2028

Issuer:	Thermo Fisher Scientific Inc.

Legal Format:	SEC Registered

Security:	1.375% Notes due 2028

Principal Amount:	€600,000,000

Maturity Date:	September 12, 2028

Coupon (Interest Rate):	1.375% per annum, paid annually

Mid-Swaps Yield:	0.398%

Spread to Mid-Swap:	+100 basis points

Yield to Maturity:	1.398%

Benchmark Bund:	DBR 0.0% due 15-Aug 2026

Benchmark Bund Yield/Price:	-0.116% / 101.16%

Spread to Benchmark Bund:	+151.4 basis points

Interest Payment Dates:	September 12 of each year, commencing on September 12, 2017

Day Count Convention:	Actual/Actual (ICMA)

Business Days:	New York, London, TARGET2

Payment Business Day Convention:	Following, unadjusted

Redemption Provision:	Prior to June 12, 2028 (three months prior to their maturity), the issuer will have the option to redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the notes being redeemed, that would be due if such notes matured on June 12, 2028 (three months prior to their maturity) but for the redemption (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate plus 25 basis points, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, on and after June 12, 2028 (three months prior to their maturity), the issuer will have the option to redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Issue Price:	99.748%

Underwriting Discount:	0.475%

Net Proceeds, Before Expenses, to Issuer:	€595,638,000

Settlement Date:	September 12, 2016 (T+3)

Trade Date:	September 7, 2016

Current Ratings*:

Currency of Payment:	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to the issuer due to the imposition of exchange controls or other circumstances beyond the issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the issuer or so used.

Payment of Additional Amounts:	The issuer will, subject to certain exceptions and limitations, pay to the beneficial owners of the notes who are Non-U.S. Persons, additional amounts as may be necessary so that every net payment of the principal of, and premium, if any, and interest on, such holder’s note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such holder’s note to be then due and payable.

Redemption for Tax Reasons:	The issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax laws of the United States (or any political subdivision or taxing authority thereof or therein) which would create a material probability that the issuer would be obligated to pay additional amounts as described above. This redemption would be made on at least 15 days’ but not more than 60 days’ notice and at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Purchase of Notes Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the issuer will, in certain circumstances, be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Denominations:	€100,000 x €1,000

ISIN/Common Code:	XS1405775534 / 140577553

Listing:	The issuer intends to apply to list the notes on the New York Stock Exchange. Upon such listing, the issuer will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

Joint Book-Running Managers:	J.P. Morgan Securities plc Barclays Bank PLC Mizuho International plc Morgan Stanley & Co. International plc BNP Paribas HSBC Bank plc MUFG Securities EMEA plc SMBC Nikko Capital Markets Limited

Co-Managers:

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited

Deutsche Bank AG, London Branch

ING Bank N.V., Belgian Branch

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

Merrill Lynch International

Scotiabank Europe plc

U.S. Bancorp Investments, Inc.

Wells Fargo Securities International Limited

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.

The offering is being made pursuant to an effective registration statement on Form S-3 (including a prospectus) filed with the U.S. Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the joint book-running managers can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities plc at +44 207-134-2468; or by calling Barclays Bank PLC at 1-888-603-5847; or by calling Mizuho International plc at +44 207-090-6929; or by calling Morgan Stanley & Co. International plc at 1-866-718-1649.